Exhibit 99.1

For Release:  4:01 p.m. Eastern, March 3, 2014

Molycorp (NYSE: MCP) Reports Fourth Quarter & Full Year 2013 Financial Results

HIGHLIGHTS:

•
The Company announced that the Chlor-Alkali plant at its Mountain Pass, California rare earth facility has successfully completed commissioning and is now operational, which facilitates increased production volumes at lower production costs.

•
The Company reported fourth quarter product sales volume of 3,201 metric tons (mt), a 12% decrease over the third quarter, at an average selling price ("ASP") of $38.68 per kilogram. Net revenues for the quarter were $123.8 million, a 17% decrease from the third quarter.

•
For the full year 2013, the Company reported sales volume of 13,118 mt, a 42% increase over 2012, at an ASP of $42.26 per kilogram. Net revenues for the year were $554.4 million, a 5% increase as compared to 2012.

•	The Company reported a net loss of $0.95 per share for the quarter. The Company reported a net loss of $0.28 per share for the quarter on an adjusted non-GAAP basis.

•
For the full year 2013, the Company reported a net loss of $2.21 per share, which includes a loss of $0.04 per share related to discontinued operations. On an adjusted non-GAAP basis, the Company reported a net loss of $1.09 per share for the full year.

Greenwood Village, CO (March 3, 2014) - Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the fourth quarter and full year 2013.
The Company announced that it had achieved a significant milestone with the completion of commissioning and the operational start-up of the Chlor-Alkali plant at its Mountain Pass, California rare earth facility. That plant utilizes recycled wastewater from Mountain Pass operations to produce chemical reagents used in rare earth production.
"Putting our Chlor-Alkali plant into operation is a major milestone. Producing our own chemical reagents and reducing our water discharge will lower our costs, and this unit further reduces the environmental footprint of rare earth production at Mountain Pass," said Molycorp President and CEO Geoff Bedford. "It will play a key role in helping us achieve operating break-even cash flow, before interest, this year.”

FOURTH QUARTER 2013 RESULTS
The Company reported consolidated net revenues of $123.8 million, a 17% decrease over the third quarter of 2013. The decrease in revenues was largely driven by a shifting product mix, with higher sales volumes from its Chemicals and Oxides segment, offset by softened pricing for rare earths and lower volumes of magnetic powders in its Magnetic Materials and Alloys segment.
During the fourth quarter, the Company sold 3,201 mt of product at an ASP of $38.68 per kilogram, and generated a gross loss of $27.0 million. This compares to sales volumes of 3,620 mt at an ASP of $41.18 per kilogram and a gross loss of $17.8 million during the third quarter of 2013. The Company produced 1,099 metric tons and 1,000 metric tons of rare earth oxides at its Mountain Pass facility during the third and fourth quarters of 2013, respectively. Actual production was lower than expected as a result of production interruptions while the Company continues to optimize operations, and this lower than expected production has continued through the first two months of 2014.
Molycorp reported a loss attributable to common stockholders of $197.2 million, or $0.95 per share. Adjusted loss per share of $0.28 in the fourth quarter of 2013 does not reflect impairment charges for goodwill and other intangible assets, out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $64.3 million during the fourth quarter, and had $314.3 million in cash and cash equivalents as of December 31, 2013.
During the three months ended December 31, 2013, Molycorp's capital expenditures were $44.7 million on a cash basis.

FULL YEAR 2013 RESULTS
Note: Prior year numbers exclude operating results from the Napanee facility, which is treated as a discontinued operation for comparative purposes.
The Company reported consolidated net revenues of $554.4 million, a 5% increase as compared to the full year 2012. The increase in revenues was largely driven by increased volume sales within its Magnetic Materials and Alloys segment, and its Rare Metals segment, slightly offset by lower realized pricing within its Resources segment. As a reminder, full year 2012 financial results included a partial year of contribution from its Molycorp Canada business, which was acquired in June 2012.
For the full year, the Company sold 13,118 mt of product at an ASP of $42.26 per kilogram, and generated a gross loss of $67.2 million. This compares to volume sales of 9,207 mt at an ASP of $57.00 per kilogram and a gross profit of $18.8 million for the full year 2012.
Molycorp reported a full year loss attributable to common stockholders of $385.8 million, or $2.21 per share. Adjusted loss per share of $1.09 for the full year 2013 eliminates the effect of operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.
The Company reported negative cash flows from operating activities of $154.4 million during the year. Capital expenditures for the Company on a cash basis for the full year were $379.3 million. For the full year ending December 31, 2014, the Company estimates that its capital expenditures will total approximately $85-$90 million.

CONFERENCE CALL TOMORROW AT 9:00 A.M. EASTERN STANDARD TIME

Molycorp will conduct a conference call on Tuesday, March 4, 2014 to discuss these results at 9:00 a.m. EST, hosted by Geoff Bedford, President and Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer. Investors interested in participating in the live call from the U.S. should dial +1 (866) 318-8617 and reference passcode number 35281723. Those calling from outside the U.S. should dial +1 (617) 399-5136 and reference the same passcode as above.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA

Adjusted net loss is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. EBITDA is also a non-GAAP measure that excludes interest, tax, depreciation and amortization. Adjusted EBITDA consists of EBITDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes adjusted net loss, EBITDA and adjusted EBITDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
jim.sims@molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
brian.blackman@molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS

MOLYCORP, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	At December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$314,317	$227,790
Trade accounts receivable, net	61,757	52,430
Inventory	171,783	287,376
Deferred charges	1,046	9,412
Deferred tax assets	1,456	9,789
Income tax receivable	787	25,087
Prepaid expenses and other current assets	25,921	21,794
Total current assets	577,067	633,678
Non-current assets:
Deposits	25,997	26,769
Property, plant and equipment, net	1,762,874	1,544,304
Inventory	25,329	26,096
Intangible assets, net	330,867	450,938
Deferred tax assets	109	—
Investments	48,875	64,036
Goodwill	228,750	239,742
Other non-current assets	6,934	6,972
Total non-current assets	2,429,735	2,358,857
Total assets	$3,006,802	$2,992,535

	At December 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$84,449	$241,994
Accrued expenses	48,501	59,013
Income tax payable	1,946	15,267
Deferred tax liabilities	1,500	—
Debt and capital lease obligations	16,362	39,604
Other current liabilities	617	3,539
Total current liabilities	153,375	359,417
Non-current liabilities:
Asset retirement obligation	16,966	18,586
Deferred tax liabilities	85,481	160,675
Debt and capital lease obligations	1,363,916	1,188,832
Derivative liability	6,089	7,816
Pension liabilities	2,044	3,292
Other non-current liabilities	1,869	2,659
Total non-current liabilities	1,476,365	1,381,860
Total liabilities	$1,629,740	$1,741,277
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at December 31, 2013	241	139
Preferred stock, $0.001 par value; 5,000,000 shares authorized at December 31, 2013	2	2
Additional paid-in capital	2,194,405	1,691,429
Accumulated other comprehensive loss	(6,451)	(9,433)
Accumulated deficit	(840,474)	(466,091)
Total Molycorp stockholders’ equity	1,347,723	1,216,046
Noncontrolling interests	29,339	35,212
Total stockholders’ equity	1,377,062	1,251,258
Total liabilities and stockholders’ equity	$3,006,802	$2,992,535

TABLE 2: INCOME STATEMENTS

MOLYCORP, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Quarter Ended	Years Ended December 31,
	December 31, 2013	2013	2012
Revenues	$123,814	$554,390	$527,696
Costs of sales:
Costs excluding depreciation and amortization	(132,419)	(553,831)	(478,253)
Depreciation and amortization	(18,444)	(67,727)	(30,621)
Gross (loss) profit	(27,049)	(67,168)	18,822
Operating expenses:
Selling, general and administrative	(30,723)	(107,169)	(113,437)
Corporate development	9	(247)	(19,796)
Depreciation, amortization and accretion	(11,764)	(38,037)	(22,187)
Research and development	(4,696)	(23,172)	(27,796)
Impairment of goodwill and other long-lived assets	(119,403)	(120,898)	(301,755)
Operating loss	(193,626)	(356,691)	(466,149)
Other (expense) income:
Other expense	(8,669)	(7,525)	(38,798)
Foreign exchange gain (loss), net	(1,420)	(376)	2,872
Interest expense, net of capitalized interest	(24,877)	(67,684)	(22,116)
	(34,966)	(75,585)	(58,042)
Loss from continuing operations before income taxes and equity earnings	(228,592)	(432,276)	(524,191)
Income tax benefit	32,021	70,943	54,075
Equity in results of affiliates	(480)	(9,169)	(3,490)
Loss from continuing operations	(197,051)	(370,502)	(473,606)
Loss from discontinued operations, net of tax	(1,237)	(6,427)	(1,737)
Net loss	(198,288)	(376,929)	(475,343)
Net loss (income) attributable to noncontrolling interests	3,980	2,546	(5,826)
Net loss attributable to Molycorp stockholders	$(194,308)	$(374,383)	$(481,169)

Net loss	$(198,288)	$(376,929)	$(475,343)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	38	1,623	248
Actuarial gain (loss)	1,359	1,359	(1,200)
Comprehensive loss	$(196,891)	$(373,947)	$(476,295)
Comprehensive (loss) income attributable to:
Molycorp stockholders	(200,871)	(376,493)	(470,469)
Noncontrolling interests	3,980	2,546	(5,826)
	$(196,891)	$(373,947)	$(476,295)
Loss per share of common stock:
Basic:
Continuing operations	$(0.94)	$(2.17)	$(4.58)
Discontinued operations	(0.01)	(0.04)	(0.02)
	$(0.95)	$(2.21)	$(4.60)

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(376,929)	$(475,343)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation, amortization and accretion	105,764	52,808
Deferred income tax (benefit) expense	(68,290)	(23,563)
Inventory write-downs	100,346	83,039
Release of inventory step-up value	3,068	24,729
Impairment of goodwill and other long-lived assets	120,898	301,755
Impairment of cost-method investment	9,411	—
Stock-based compensation	5,392	3,434
Allowance for doubtful accounts	—	2,556
Foreign exchange (gain) loss	(454)	1,988
Equity in results of affiliates	9,169	3,490
Other operating activities	1,993	(4,648)
Net change in operating assets and liabilities	(64,719)	(59,880)
Net cash (used in) provided by operating activities	(154,351)	(89,635)
Cash flows from investing activities:
Cash paid in connection with acquisitions, net of cash acquired	—	(591,011)
Investment in joint ventures	(3,423)	(33,044)
Deposits	—	(3,999)
Capital expenditures	(379,312)	(791,469)
Acquisition of exploration rights	—	(8,167)
Other investing activities	5,477	4,761
Net cash used in investing activities	(377,258)	(1,422,929)
Cash flows from financing activities:
Issuance of shares to Molymet	—	390,093
Repayments of debt	(26,823)	(228,708)
Net proceeds from sale of common stock	495,717	132,130
Issuance of 5.50% Senior Secured Notes	165,600	—
Issuance of 10% Senior Secured Notes	—	635,373
Issuance of 6.00% Convertible Notes	—	395,712
Payments of preferred dividends	(11,385)	(11,385)
Distribution paid to noncontrolling interests	(4,546)	(5,977)
Proceeds from debt	—	14,699
Other financing activities	(1,297)	(1,554)
Net cash provided by financing activities	617,266	1,320,383
Effect of exchange rate changes on cash	870	1,116
Net change in cash and cash equivalents	86,527	(191,065)
Cash and cash equivalents at beginning of the period	227,790	418,855
Cash and cash equivalents at end of period	$314,317	$227,790

TABLE 4: SEGMENT INFORMATION

Year ended December 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
Revenues:	(In thousands of dollars)
External	33,621	181,815	252,713	86,241		—	554,390
Intersegment	26,040	37,256	—	—		(63,296)	—
Total revenues	59,661	219,071	252,713	86,241		(63,296)	554,390
Depreciation, amortization and accretion	(46,318)	(22,754)	(27,812)	(8,652)	(228)	—	(105,764)
Operating loss	(223,702)	(87,889)	23,087	(21,108)	(46,126)	(953)	(356,691)
Loss before income taxes and equity earnings	(231,944)	(87,848)	62,107	(18,326)	(155,312)	(953)	(432,276)
Total assets at December 31, 2013	1,791,421	485,642	590,516	82,538	1,547,267	(1,490,582)	3,006,802
Capital expenditures	231,027	6,961	3,700	7,549	250	—	249,487

Quarter ended December 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
Revenues:	(In thousands of dollars)
External	3,386	46,635	59,296	14,497	—	—	123,814
Intersegment	7,872	8,780	—	—	—	(16,652)	—
Total revenues	11,258	55,415	59,296	14,497	—	(16,652)	123,814
Depreciation, amortization and accretion	(14,782)	(5,667)	(7,452)	(2,250)	(57)	—	(30,208)
Operating income (loss)	(87,647)	(68,010)	(5,376)	(18,936)	(13,805)	148	(193,626)
Loss before income taxes and equity earnings	(96,897)	(69,410)	(4,982)	(18,380)	(39,071)	148	(228,592)
Capital expenditures	25,358	1,289	790	1,954	6	—	29,397

Year ended December 31, 2012	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other	Eliminations	Total Molycorp, Inc.
Revenues:	(In thousands of dollars)
External	88,870	181,849	179,335	77,642		—	527,696
Intersegment	7,256	25,717				(32,973)	—
Total revenues	96,126	207,566	179,335	77,642		(32,973)	527,696
Depreciation, amortization and accretion	(13,991)	(13,110)	(19,737)	(5,837)	(133)	—	(52,808)
Operating loss	(70,220)	(191,059)	(125,543)	(18,671)	(85,459)	24,803	(466,149)
Loss before income taxes and equity earnings	(70,469)	(190,094)	(126,981)	(18,181)	(143,269)	24,803	(524,191)
Total assets at December 31, 2012	1,802,842	639,847	593,197	117,961	575,964	(737,276)	2,992,535
Capital expenditures	814,054	10,910	5,614	10,750	1,733	—	843,061

TABLE 5: LOSS PER SHARE

	Quarter Ended	Years Ended December 31,
	December 31, 2013	2013	2012
	(In thousands, except share and per share amounts)
Net (loss) income attributable to Molycorp stockholders	$(194,308)	$(374,383)	$(481,169)
Dividends on Convertible Preferred Stock	(2,846)	(11,385)	(11,385)
(Loss) income attributable to common stockholders	(197,154)	(385,768)	(492,554)

Continuing operations	$(195,917)	$(379,341)	$(490,817)
Discontinued operations	(1,237)	(6,427)	(1,737)
	$(197,154)	$(385,768)	$(492,554)

Weighted average common shares outstanding—basic	208,080,170	174,528,717	107,064,892

Basic (loss) earnings per share from:
Continuing operations	$(0.94)	$(2.17)	$(4.58)
Discontinued operations	(0.01)	(0.04)	(0.02)
	$(0.95)	$(2.21)	$(4.60)

TABLE 6: PRODUCT REVENUES, VOLUMES, ASP

	Quarter Ended	Years Ended December 31,
Revenues (in thousands)	December 31, 2013	2013	2012
Resources (1)	$11,258	$59,661	$96,126
Chemicals and Oxides (2)	55,415	219,071	207,566
Magnetic Materials and Alloys (3)	59,296	252,713	179,335
Rare Metals (4)	14,497	86,241	77,642
Intersegments eliminations	(16,652)	(63,296)	(32,973)
Total Net Revenues	$123,814	$554,390	$527,696

	Quarter Ended	Years Ended December 31,
Volumes (in metric tons)	December 31, 2013	2013	2012
Resources	1,034	3,926	2,661
Chemicals and Oxides	1,760	6,588	4,631
Magnetic Materials and Alloys	1,353	5,884	3,115
Rare Metals	58	317	350
Intersegments eliminations	(1,004)	(3,597)	(1,550)

	Quarter Ended	Years Ended December 31,
ASP per kilogram	December 31, 2013	2013	2012
Resources	$10.89	$15.20	$36.12
Chemicals and Oxides	$31.48	$33.25	$44.82
Magnetic Materials and Alloys	$43.82	$42.95	$57.57
Rare Metals	$249.93	$272.05	$221.83
1. The Resources segment includes operations at our Molycorp Mountain Pass facility where we conduct rare earth minerals extraction to produce: purified unseparated light rare earth concentrates, or LREC; separated rare earth oxides, including lanthanum, cerium and neodymium/praseodymium; heavy rare earth concentrates, which include samarium, europium, gadolinium, or SEG, terbium, dysprosium and others; and a line of proprietary rare earth-based water treatment products, including SorbX™ and PhosFIX™.

2. The Chemicals and Oxides division includes: production of rare earths at our operations at Molycorp Silmet; heavy rare earths and other custom engineered materials from our facilities in Jiangyin, Jiangsu Province, China; and production of rare earths, salts of REEs, zirconium-based engineered materials and mixed rare earth/zirconium oxides from our facilities in Zibo, Shandong Province, China. Rare earth and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes: the production of Neo Powders™ through our wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at our MMA facility. Neo Powders™ are used in micro motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size and reduced weight.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds including gallium, indium, rhenium, tantalum, and niobium. Our operating facilities in this segment are located in Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, LED, flat panel display, turbine, solar, catalyst, steel additive, electronics applications, and others.

TABLE 7: NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA RECONCILIATION

(In thousands, except share and per share data)

Adjusted Net Loss
	December 31, 2013
	Year Ended	Quarter Ended
Net loss attributable to Molycorp stockholders	$(374,383)	$(194,308)
Certain non-cash and other items:
Stock-based compensation	5,392	2,993
Inventory write-downs	70,615	16,816
Impact of purchase accounting on cost of inventory sold	3,068	(1,376)
Impairment of Goodwill, long-lived asset and intangibles	123,171	119,717
Investment write-downs	9,414	9,414
Out-of-ordinary items:
Water removal	19,228	5,385
Income tax effect of above adjustments	(35,949)	(15,065)
Adjusted net (loss) income	(179,444)	(56,424)
Dividends on Convertible Preferred Stock	(11,385)	(2,846)
Adjusted net loss attributed to common stockholders	$(190,829)	$(59,270)
Weighted average common shares outstanding	174,528,717	208,080,170
Adjusted net (loss) earnings per share	$(1.09)	$(0.28)

EBITDA and Adjusted EBITDA
	December 31, 2013
	Year Ended	Quarter Ended
Operating loss	$(356,691)	$(193,626)
Depreciation and amortization included in costs of sales	67,727	18,444
Depreciation, amortization and accretion	38,037	11,764
EBITDA	(250,927)	(163,418)

Stock-based compensation	5,392	2,993
Inventory write-downs	70,615	16,816
Impact of purchase accounting on cost of inventory sold	3,068	(1,376)
Impairment of Goodwill, long-lived asset and intangibles	123,171	119,717
Investment write-downs	9,414	9,414
Water removal	19,228	5,385
Adjusted EBITDA	$(20,039)	$(10,469)

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 26 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX™ for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its modernization and expansion efforts, including the achievement of an initial annual production rate of 19,050 metric tons at the Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the modernization and expansion efforts at the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the stockholder class action litigation, derivative litigation and the SEC investigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.